SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported):	July 23, 2014

VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535
(Commission File Number)	(IRS Employer Identification Number)

4400 Biscayne Boulevard, Miami, Florida
(Address of Principal Executive Offices)

33137
(Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 579-8000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

On July 23, 2014, the Performance-Based Subcommittee of the Compensation Committee of the Board of Directors of Vector Group Ltd. (the Company”) granted Howard M. Lorber, the Company’s President and Chief Executive Officer, an award of 1,000,000 shares of Common Stock subject to performance-based vesting (the “Award Shares”) pursuant to the Company’s 2014 Management Incentive Plan (the “2014 Plan”) which was approved by the Company’s stockholders in May 2014. The award is intended as a meaningful incentive for Mr. Lorber to continue to serve as CEO during the next seven years, even though he is eligible to retire now, and for him to enhance corporate value during that time. The Award shares will be issued pursuant to the terms of an agreement (the “Award Agreement”) which provides that both a performance requirement and a continued employment requirement must be met during a stated performance period to earn vested rights with respect to the Award Shares. The maximum potential amount of the Award Shares reflects recognition of his contributions as CEO since January 1, 2006 and the value of his management and real estate expertise to the Company. Mr. Lorber will pay the Company $100,000, representing the par value of the Award Shares.

The terms of the Award Shares have been structured to be treated as “qualified performance-based compensation” under Treasury Regulation 1.162-27(e).

The Award Shares will be issued upon expiration of the waiting period of the notification form which was filed under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, on July 25,2014 and will be held in escrow by the Company pending satisfaction of the vesting conditions set forth in the Award Agreement.

Except to the extent provided in Section 5 of the Award Agreement, Mr. Lorber shall only earn a non-forfeitable right to an Award Share by satisfying both (i) the target for Vector Group Ltd. Adjusted EBITDA (as defined below) on the applicable vesting date as set forth in the following table, and (ii) being continuously employed with the Company through the applicable Vesting Date as set forth in the following table:

Vesting Date        Number of Vested Shares (Cumulative)

August 15, 2015	142,857 shares if the Vector Group Ltd. Adjusted EBITDA from July 1, 2014 to June 30, 2015 exceeds $175 million;

July 1, 2016	285,714 shares minus shares previously vested if cumulative Vector Group Ltd. Adjusted EBITDA from July 1, 2014 to December 31, 2015 exceeds $262.5 million;

July 1, 2017	428,571 shares minus shares previously vested if cumulative Vector Group Ltd. Adjusted EBITDA from July 1, 2014 to December 31, 2016 exceeds $437.5 million;

July 1, 2018	571,428 shares minus shares previously vested if cumulative Vector Group Ltd. Adjusted EBITDA from July 1, 2014 to December 31, 2017 exceeds $612.5 million;

July 1, 2019	714,285 shares minus shares previously vested if cumulative Vector Group Ltd. Adjusted EBITDA from July 1, 2014 to December 31, 2018 exceeds $787.5 million;

July 1, 2020	857,142 shares minus shares previously vested if cumulative Vector Group Ltd. Adjusted EBITDA from July 1, 2014 to December 31, 2019 exceeds $962.5 million; and

July 1, 2021	1,000,000 shares minus shares previously vested if cumulative Vector Group Ltd. Adjusted EBITDA from July 1, 2014 to December 31, 2020 exceeds $1.138 billion,

“Vector Group Ltd. Adjusted EBITDA” is defined in the Award Agreement to mean the Company’s Earnings Before Interest, Income Taxes, Depreciation and Amortization excluding litigation or claim judgments or settlements and non-operating items and expenses for restructuring, productivity initiatives and new business initiatives.

Section 5 of the Award Agreement provides for accelerated vesting in the event of death or disability and if Mr. Lorber is employed by the Company at the time of a change on control as defined in the 2014 Plan, as well as limited accelerated vesting in certain other circumstances.

Mr. Lorber is entitled to receive a payment equal to the amount that would otherwise have been paid on or after the date of issuance of the Award Shares as dividends or other distributions (including securities of another issuer) on the Award Shares had such unvested portion been vested in Mr. Lorber as of the record date for such dividend or other distribution, provided such payment shall only be made to the Executive at the time of vesting of the unvested portion of the earned Award Shares on which such dividend or other distribution was paid.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits.

Exhibit No.	Exhibit
10.1
Performance-Based Restricted Share Award Agreement, pursuant to Vector Group Ltd. Management Incentive Plan, dated as of July 23, 2014 by and between Vector Group Ltd. and Howard M. Lorber (incorporated by reference to Exhibit 10.6 of Schedule 13D as filed by Howard M. Lorber on July 25, 2014).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Vice President, Treasurer & Chief Financial Officer
Date: July 25, 2014